Exhibit 10.46
ENGLISH TRANSLATION — EXECUTED DOCUMENT IS IN SPANISH
CONTRACT No. VSM-GPS-011-2006

CONTRACT No.	VSM-GPS-011-2006
BUYER:	ECOPETROL S.A.
SELLER:	ARGOSY ENERGY INTERNATIONAL
PURPOSE:	CRUDE PURCHASE-SALE OF THE SANTANA
SHARED RISK CONTRACT (CPR-SANTANA)
AND GUAYUYACO ASSOCIATION CONTRACT
The contracting parties, namely: ECOPETROL S.A., a decentralized entity of the national order, established through Law 165 of 1948, organized as a joint Stock Company pursuant to Decree 1760 of 2003, with Tax Identification Number 899-999-068-1, attached to the Ministry of Mines and Energy, with main domicile in Bogotá D.C., whose corporate bylaws are contained in Public Deed No. 4832 dated October 31, 2005, and Public Deed 4302 of September 26, 2006, from the Second Notary of the Bogotá D.C. Circle, hereinafter and for all purposes of this contract referred to as ECOPETROL or the BUYER, represented herein by CAMILO MARULANDA LOPEZ, of legal age and resident of this city, bearer of Identity Document No. 10.008.868, issued in Pereira, who in his capacity as Supply and Marketing Vice President and in exercise of the authorization contained in the Administrative Control Manual acts in the name and on behalf of this corporation and, on the other hand, ARGOSY ENERGY INTERNATIONAL, a company incorporated through Public Deed No. 5323 on October 25, 1993, granted by the Seventh Notary of Bogotá, registered on November 23, 1983 under Number 2092 of Book VI, with Mercantile Register No. 00841851, and its main domicile in Bogotá, DC., who for all purposes contained herein is referred to as the SELLER, represented by EDGAR LOUIS DYES, as evidenced in the certificate of incumbency and legal representation, of legal age, resident of Bogotá DC, bearer of Alien’s Identity Document Number 223.325, acting in his capacity as Legal Representative. The Legal Representative of the SELLER states that neither him, nor the corporation he represents, are involved in any of the inability or incompatibility causes provided for in the Political Constitution or in the Law, which may hinder the execution of this contract. In the aforementioned conditions, ECOPETROL S.A. and the SELLER, who are jointly referred to as the Parties and individually as the Party, agree to subscribe to this Contract, based on the following clauses:
WHEREAS:
1)	On May 27, 1987, ECOPETROL and the SELLER entered into the Shared Risk Contract for the exploration and exploitation of hydrocarbons, known as the Santana Shared Risk Contract (CPR Santana), with effective date of commencement on July 27, 1987, and the Guayuyaco Association Contract, with effective date of commencement on September 30, 2002.
2)	The SELLER is the owner of thirty five percent (35%) of the crude production from the Santana Shared Risk Contract (CPR Santana) fields (Miraflor, Mary, Linda and Toroyaco), and ECOPETROL is the owner of sixty five percent (65%), after deducting the percentage corresponding to royalties. As to the Guayuyaco Field, the SELLER is the owner of seventy percent (70%), and ECOPETROL is the owner of thirty percent (30%) after deducting the percentage corresponding to royalties.

3)	For purposes of subscribing to this contract, ECOPETROL S.A. verified in advance in the fiscal accountability bulletin, prepared and published by the General Comptrollership of the Republic, that the SELLER is not listed in said bulletin as one of the persons who have been the subject of a firm fiscal responsibility decision, who have not complied with the obligations contained therein.

4)	In accordance with the provisions of the Administrative Control Manual of the company, the Supply and Marketing Vice President is the competent party to execute this contract.

5)	ECOPETROL S.A., has the respective budgetary availability in its expense budget for performance of the contract discussed hereunder.

6)	In accordance with the provisions contained in the Procurement Manual of ECOPETROL S.A., considering the capacity of the SELLER as associate of ECOPETROL S.A. in the contract for discovered non-developed fields and inactive fields of the Santana Shared Risk Contract (CPR Santana) and the Guayuyaco Association Contract, and taking into account Legal Opinion VCG-L of July 18, 2001, issued by the Legal Support Coordination of the International Trade and Gas Vice-Presidency, it is viable to ignore the performance bond to the SELLER.

7)	The SELLER has accredited, through a certification issued by the Statutory Auditor, that it was in compliance with its obligations in front of all health, professional risks, and pension systems, as well as contributions to Family Compensation Funds, Colombian Institute for Family Welfare and National Apprenticeship Service, with respect to all its workers.
AGREE
CLAUSE ONE. — PURPOSE AND AMOUNTS: The SELLER undertakes to sell and deliver to the BUYER all of the crude of its property produced in the Santana Shared Risk Contract (CPR Santana) and the Guayuyaco Association Contract, according to the quality parameters provided for in Clause Three. In turn, the BUYER undertakes to receive and pay for the crude, in accordance with the terms and conditions set forth hereunder.
The crude that is the subject of this contract shall be devoted to exports and, in the event of it being devoted to refining, this event shall be promptly communicated by ECOPETROL S.A. to the SELLER.

CLAUSE TWO. — PRICES: The prices for the crude that is the subject of this purchase — sale agreement, at the site of delivery agreed and indicated in Clause Three herein, shall be referenced to the West Texas Intermediate (WTI) crude quoted price, Cushing, Prompt Month, with the following discounts:

WIT Quote	Price to be paid
US$BL	US$BL
Lower than 15.0	WTI-4.10
BETWEEN 15.01 AND 20.0	WTI-5.10
BETWEEN 20.01 AND 25.0	WTI-5.60
BETWEEN 25.01 AND 30.0	WTI-6.50
BETWEEN 30.01 AND 35.0	WTI-7.10
BETWEEN 35.01 AND 40.0	WTI-8.60
BETWEEN 40.01 AND 45.0	WTI-9.55
BETWEEN 45.01 AND 50.0	WTI-10.50
BETWEEN 50.01 AND 55.0	WTI-11.35
BETWEEN 55.01 AND 60.0	WTI-12.30
Greater than 60.01	WTI-13.25
The West Texas Intermediate crude price shall be calculated as the arithmetical average of the mean quote published daily in the month of the delivery by Platt’s Crude Oil Marketwire for the Gulf Coast of the United States.
PARAGRAPH 1: The price set through the above mentioned formula comprises the various costs for transport, management, measurement, taxes, etc., chargeable to the SELLER that are caused up to the delivery of the crude that is the subject of this contract, at any of the indicated sites and, therefore, ECOPETROL S.A. shall make no additional payment on such account, except for the Added Values Tax (VAT), which the SELLER shall invoice in accordance with the provisions of the Government on the date of invoicing.
CLAUSE THREE. — QUALITY: The typical quality of the Santana Shared Risk Contract (CPR Santana), and the Guayuyaco Association Contract to be supplied shall have the following specifications:

API	SULFUR	BSW %	SAL Lb/1000 Bls
		in maximum volume	Maximum
26.4°	0.65	0.5	20.0
1.	The gravity of the crude will be determined through the laboratory method ASTM-D-287 (API Gravity).

2.	The water and sediment content, BSW, will be determined using the ASTM-D4377 “Water in oil products and bituminuous material by Karl Fisher” method, latest revision, and ASTM-D473 “Sediments in crude and fuel oil by extraction”, latest revision. For the content of water and sediments in the crude, the maximum individual values will be accepted: 0.4% volume for water and 0.1% volume for sediments.

3.	The sulfur content will be determined through the ASTM-D4294 “X-ray sulfur analysis” method, latest revision.

4.	The salt content will be determined through the ASTM-D3230 “salts in crude (electrometric method)” method, latest revision.
PARAGRAPH 1: When any of the specifications indicated are not within the allowed margin, ECOPETROL S.A. reserves the right to receive the crude and to purchase it at an adjusted price. In such events, the crude price shall be adjusted as follows:
a)	API-based correction: +/- 0.15 US$ / Unit of ° API or prorated by fraction. The price adjustments shall be positive for API gravities of crude above the reference value and negative for lower gravities. Such adjustments shall be allowed in a range of + / — 3.0 °API; for values out of this range, the prices will be renegotiated.

b)	SULFUR-based correction: +/- 0.50 US$ / Unit of sulfur % in weight or prorated by fraction. The price adjustments shall be positive for a percentage of sulfur in the crude below the reference value, and negative for greater values.

c)	BSW and Salt-based corrections – These shall be applicable according to the following tables:

BSW Content	Penalization	Chargeable to
% in volume	Dollars of the United
	States per barrel (US$ /
	barrel)
0.51 to 0.80	0.10	SELLER
0.81 to 1.00	0.20	SELLER
1.01 to 1.20	0.30	SELLER
1.21 to 1.50	0.40	SELLER
> than 1.51	0.50	SELLER

Salt content	Penalization	Chargeable to
LBS per each thousand	Dollars of the United
barrels	States per barrel
	(US$ / Barrel)
20.1 to 30.0	0.160	SELLER
30.1 to 40.0	0.180	SELLER
40.1 to 60.0	0.200	SELLER
60.1 to 80.0	0.220	SELLER
80.1 to 100.0	0.240	SELLER
> than 100.0	0.300	SELLER
It is hereby understood that the SELLER shall make all possible efforts to deliver the crude contracted with the BSW and Salt content within the agreed parameters. Such corrections shall be applied for daily deliveries or for each batch delivered. Any variation related to the above-mentioned quality certifications, which is accepted by both parties, must be recorded in a previous certificate signed by the representatives of ECOPETROL S.A. and the SELLER.
PARAGRAPH 2: INSPECTION AND MEASUREMENT. The determination of the quality parameters shall be made at the Point of Delivery, and it will follow the operational procedures established by the Parties in a written certificate that must be signed prior to commencing performing of the Contract. The procedures adopted by the Parties, must be subject to the Single Measurement Manual of ECOPETROL S.A. (Annex 1). The official measurement for transferring custody shall be that determined at the Santana Station, Puerto Asis Municipality, in the LACT UNIT / LAFERT, property of CPR Santana Joint Operation.
The content of sulfur in the crude, for invoicing purposes, shall be the value reported by the Colombian Petroleum Institute, ICP, according to the half-yearly analyses performed for each crude. ECOPETROL S.A. shall update this information every half year, and will make it available to the SELLER. Any of the parties may designate, as desired, an independent inspector to certify the quality and quantity, verify the measurement of the tanks or the calibration of the volume metering instruments. The cost shall be shared equally between ECOPETROL S.A. and the SELLER.
CLAUSE FOUR: POINT OF DELIVERY AND PROPERTY: The BUYER and the SELLER agree that, for purposes of this Contract, the Point of Delivery and the transfer of property of the crude that are the subject matter of this purchase — sale agreement shall take place at the Santana Station, Puerto Asis Municipality, in the LACT UNIT / LAFERT property of the CPR Santana Joint Operation. The SELLER transfers to the BUYER the property of the crude at the Point of Delivery. The SELLER guarantees that at the time of delivery the crude shall be free from any tax, property limitation or any legal or extralegal measure that could restrict or limit the use or disposal of the crude by the BUYER. The costs related to crude transport up to the Point of Delivery, as well as the costs associated with the delivery of the crude, shall be borne by the SELLER.
PARAGRAPH 1: Any of the Parties may propose the change or addition of a Point of Delivery; in such event, the Parties, by mutual consent, shall define the new Point or Points of Delivery and the conditions that will govern, through a prior certificate to be signed by the Parties. Such certificate will be an integral part of this Contract. If no agreement is reached, or if the change or addition proposal is not accepted, the Point or Points of Delivery shall continue unmodified.
PARAGRAPH 2: The SELLER must deliver at the latest on the twentieth (20th) day of each month a tentative delivery schedule for the next month, for each point of delivery.
PARAGRAPH 3: It is the obligation of the SELLER to supply and keep records of production, royalty calculations and share of the partners, shipment by tanker truck and / or pipeline, indicating the share and property of each one and the official reception thereof at the receiving station. To such end, it must supply daily to ECOPETROL S.A. the information requested in Annex 2, or any other that modifies it, which is reported by ECOPETROL S.A.
CLAUSE FIVE. — TERM OF PERFORMANCE: The term of performance of this Contract shall commence once the certificate of commencement is signed,

which will be signed only when all the events set forth in Clause Nineteen hereunder have been completed, and it shall end on July 31, 2010.
CLAUSE SIX. — INVOICING AND WAY OF PAYMENT. Based on the volume and quality of the crude received by ECOPETROL S.A., the SELLER shall invoice and charge ECOPETROL S.A., at its offices of the Barrancabermeja Complex Management, within the first ten (10) calendar days each month, for the crude delivered to ECOPETROL S.A. during the immediately preceding month. Within the first seven (7) days of the aforementioned period, ECOPETROL S.A. shall provide the SELLER with the information it may require to prepare the respective invoices.
The invoices shall be based on net volumes, free of water and sediment, revised at 50 degrees F. For approval of the invoices, it is a requirement to present official form Chart No. 4 and / or Form No. 9SH, duly completed by the Ministry of Mines and Energy. The invoice must be sent through certified mail and the valid date of submittal for payment shall be that indicated as received in the accounts payable office of the Barrancabermeja Complex Management. The payment shall be made within thirty (30) calendar days following the submitting of the duly completed invoice, prior legal withholdings, if applicable, as follows: a) one part payable in Colombian pesos, equivalent to twenty-five (25%) of the volumes determined and delivered, in accordance with the provisions contained herein; b) the remaining seventy five percent (75%) in dollars of the United States. Notwithstanding the above, the invoice can be split in pesos and dollars, in the proportion agreed by the Parties.
With respect to the foregoing payments, the SELLER shall supply to ECOPETROL S.A., in advance and in writing, the bank accounts where the respective payments are to be made. For purposes of converting dollars into pesos and to pay for the portion that is paid in such currency, the market representative rate, as per certification of the Finance Superintendence of Colombia, must be used, calculated as the arithmetical average of the respective month of crude deliveries.
PARAGRAPH 1: In the event of an unjustified delay in payment of the invoices for the dollar portion of invoices not objected on time by ECOPETROL S.A., according to the provisions contained herein, ECOPETROL S.A. shall accept paying interest to the SELLER in dollars, at the Prime Rate equivalent rate indicated by the Chase Bank of New York, during the days of default effectively elapsed, plus two percent points (2%). In the event of an unjustified delay in payment for the part of the contract calculated in pesos, ECOPETROL, with respect to the respective value of the default payment, shall pay to the SELLER the maximum monthly interest authorized by the Final Superintendence. The invoices for interest payment, whether in pesos or in dollars, shall be paid by ECOPETROL S.A. within ten (10) calendar days following the receiving of the respective invoices by ECOPETROL S.A.
PARAGRAPH 2: ECOPETROL S.A. shall have fifteen (15) business days, counted as of the date of receiving the crude sale invoices, for reviewing or objecting them. In the event of objections regarding the invoices, ECOPETROL S.A. undertakes to pay the non-objected part of the invoice, in accordance with the parameters established herein. ECOPETROL S.A. shall notify the SELLER within the term established, about any invoice that is objected for adjustment and revision, clearly indicating the part that must be adjusted or revised and the reasons therefor. The SELLER must respond to the objection within twenty (20) business days following its receipt, counted as of the time in which ECOPETROL S.A. provides the SELLER with all the documents that gave rise to the claim, except if the Parties, by mutual consent, agree on extending such term, if the complexity of the objection or any other reasonable circumstance so require it. Should the SELLER fail to respond to the objection within the described term, the objection shall be understood as accepted by the SELLER. If the SELLER solves the objection in favor of ECOPETROL S.A., it shall be understood that there was no payment obligation on such account. If the SELLER resolves the objection in its favor, ECOPETROL S.A. shall be committed to pay the unpaid amount. To settle any discrepancy, each one of the parties must provide the other party with copy of the documents that gave rise to the invoice and to the objection. In the event that ECOPETROL S.A. is in disagreement with the decision of the SELLER, it may apply the provisions contained in Clause Twenty One of this Contract.
PARAGRAPH 3: The SELLER and ECOPETROL S.A. mutually waive the private or legal requirements to be constituted in default.
CLAUSE SEVEN. — PRICE RENEGOTIATION. Any of the Parties may request the renegotiation of the Price established in Clause Second, provided that any of the events considered in the following section occurs:
1.	A change of more or less three (3) degrees API in the quality of crude oil produced in the Contracted Area.

2.	A change of more or less one (1) grade API in the quality of the Marker Crude during a continuous period of six (6) months. The request for renegotiation must take place in the month following the six (6) consecutive months period.

3.	In the event that the Marker Crude is eliminated and it is not necessary to define a new Marker.

4.	When there are variations in the market conditions that affect the financial equilibrium of the Parties in performance of this contract.

5.	As of said request by the Parties, they shall have a thirty (30) day term for negotiating. At the end of this term, without having reached an agreement, any of the Parties may notify the other Party about its intention of terminating the Contract, according to Clause Twenty Five.
Should an agreement be reached in regard to the formulas to calculate the price, these shall be applied since the perfectioning of the contract amendment. The termination does not exempt any of the Parties from fulfilling their obligations that have already been caused.

CLAUSE EIGHT. — SAFETY – HSE: It is a special obligation of the SELLER to have in place hygiene, safety and occupational health programs for the Crude delivery operation at the Point of Delivery agreed in Clause Four.

CLAUSE NINE. — SPECIAL OBLIGATION OF THE SELLER: It is a special obligation of the SELLER to comply with its obligations with the all health, professional risks, and pension systems, as well as contributions to Family Compensation Funds, Colombian Institute for Family Welfare and National Apprenticeship Service, with respect to the contribution of workers of the SELLER who are involved in performance of the subject matter of this Contract (Art. 50, Law 789 of 2002 and Article 1 of Law 828 of 2003). To prove said compliance, the SELLER must present, monthly, a certificate issued by the Statutory Auditor, or in the event of not having a legal obligation of having a Statutory Auditor, by its representative, proving that the SELLER is in compliance with all obligations related to the aforementioned parafiscal contributions.
CLAUSE TEN. — AUTHORIZATION FOR DISCOUNT: The SELLER authorizes ECOPETROL S.A. to discount from pending balances in its favor the respective amounts when failing to pay on time any of its labor obligations related to the workers used in fulfilling the subject matter of this contract. According to the foregoing and in agreement with Article 50 of Law 789 of 2002, the SELLER authorizes ECOPETROL S.A. so that, in the event of not making a timely payment of any of its obligations related to parafiscal contributions (health, professional risks, and pension systems, as well as contributions to Family Compensation Funds, Colombian Institute for Family Welfare and National Apprenticeship Service,) of the workers used in performance of this contract, ECOPETROL S.A. can retain the respective amounts from balances owed to the SELLER.
ECOPETROL S.A. shall pay directly to the health, professional risks, and pension systems, as well as contributions to Family Compensation Funds, Colombian Institute for Family Welfare and National Apprenticeship Service, the withheld amounts related to the respective contributions, assigning priority to the health and pension systems.
CLAUSE ELEVEN. — MANAGEMENT AND THIRD PARTY INSPECTORSHIP. The Supply and Marketing Vice President shall designate the administration and inspectorship of this contract among officials of the Planning and Supply Management, who will exercise their faculties and obligations established in the Inspectorship and Administration Manual of ECOPETROL S.A., which the SELLER hereby declares to be aware of.
CLAUSE TWELVE. — FINES. ECOPETROL S.A. must impose fines on the SELLER in the event of non-compliance with its obligations related to health, professional risks, and pension systems, as well as contributions to Family Compensation Funds, Colombian Institute for Family Welfare and National Apprenticeship Service, related to the workers that the SELLER uses in performance of the subject matter of this Contract (Article 50, Law 789 of 2002 and Article 1 of Law 828 of 2003). Said fines shall be for the amount equivalent to 0.1% of the value of the last invoice submitted by the SELLER, before the non-compliance, for each day in which the non-compliance lasts until it is fulfilled or, otherwise, in any manner up to four (4) months, in which case the exceptional administrative expiry clause shall apply. Following verification of the default, through a liquidation made by the administrative entity, the value of the fine shall be discounted from the respective invoice of the month following that in which it was imposed.
The SELLER expressly authorizes ECOPETROL S.A. to impose and discount from the balances in its favor, any fines referred to in this Clause. For imposing fines, the report from the Contract Administrator shall suffice. For payment of the fines, the obligations derived from this Contract shall not be released, nor shall the SELLER be exempt from indemnity for the respective harm.
Should there not be any balance in favor of the SELLER for discounting the amounts resulting form the application of this Clause, ECOPETROL S.A. shall collect them through executive means, in which case the contract shall constitute right for execution.
PARAGRAPH: PROCEDURE FOR IMPOSING FINES: The following procedure shall be followed to impose fines: a) The administrator of the contract shall notify in writing by providing the Legal Representative of the SELLER with the report submitted to ECOPETROL S.A. regarding the failure to comply with the provisions in this Contract, warning it that the fines will be imposed through a justified document that can be objected by the SELLER within the term established by ECOPETROL S.A.; b) should the SELLER consider that there were causes beyond his control that led to the failure to comply, it must so explain in a note addressed to the Contract Administrator, which is to be presented in ECOPETROL S.A. within three (3) business days following the receipt of the notice mentioned in above section a). In such note, the reasons exempting him from responsibility in compliance shall be presented, attaching any pertinent evidence to request that no monetary sanction be imposed; c) If the reasons and evidences presented by the aforementioned failure in compliance (in the event that a written notice and the pertinent evidences have been submitted within the term established in the previous section), do not prove the occurrence of a cause for exempting responsibility in accordance with the provisions established herein and in the Colombian Law, ECOPETROL S.A., through a justified act, which can be objected by the SELLER within five (5) business days following the notification of the act, shall impose the fine or monetary sanction provided for in this Clause, and shall discount the respective amount from the invoice of the month following the imposition of the sanction.
CLAUSE THIRTEEN. — EXPIRY. In compliance with Law 828 of 2003, ECOPETROL S.A. must declare the expiry of the contract if during its performance or if on the date of its liquidation, the failure to comply by THE SELLER, has persisted for four (4) months, with respect to its obligations with the health system, professional risks, pensions and contribution to the Family Compensation Fund, the Colombian Institute of Family Wellbeing and the National Apprenticeship Service (Article 50 Law 789 of 2002 and Law 828 of 2003).
If the expiry is declared, the indemnity for the SELLER shall not be applicable, and the latter shall be subjected to the sanctions and inabilities provided for in the Law. The declaration of expiry shall constitute a default event.¡.

ECOPETROL S.A. shall declare caducity through a motivated resolution that will timely notify the SELLER, who can file an appeal. The SELLER shall have the right, prior any applicable deductions pursuant to the clauses of this Contract, to be paid for the part of the work, goods or services received at the satisfaction of ECOPETROL S.A., until the executory date of the administrative act where the caducity is declared.
CLAUSE FOURTEEN. — ASSIGNMENT. The SELLER can assign, sell or transfer all or part of its rights and obligations acquired herein to a third party, without the prior and written consent of ECOPETROL S.A.
CLAUSE FIFTEEN. — FORCE MAJEURE. For purposes of this Contract, Force Majeure or Act of God shall be understood as any event that can be considered as such, according to the Colombian Law, which is unforeseeable and irresistible, duly proved and provided that it is beyond the control of the parties and that it occurs without guilt or negligence. Neither ECOPETROL S.A., nor the SELLER shall be responsible for failure to comply or for imperfect compliance with all or any of its obligations provided for in this Agreement, if said failure is caused by duly proved Force Majeure or Act of God events. The Force Majeure shall not exempt ECOPETROL S.A. from its obligations of paying to the SELLER all the invoices on account of crude supplied that has been delivered by the SELLER, pursuant to the terms established hereunder.
PARAGRAPH 1: The Party invoking the occurrence of a Force Majeure or Act of God event shall make its best efforts to remedy the cause that gave rise to its declaration and shall inform the other Party of the date and time in which said event was overcome.
PARAGRAPH 2: The Party that is notified of the Force Majeure or Act of God may request all information to support the declaration, and the affected Party must provide it within five (5) business days following the request. Should there be any discrepancies between the Parties regarding the configuration of the event, the controversy solution mechanisms foreseen in Clause Twenty-One of this Contract shall be applied.
CLAUSE SIXTEEN. — APPLICATION OF COLOMBIAN LAWS. This Contract is governed by the Colombian Law.
CLAUSE SEVENTEEN. — NOTIFICATIONS. Any notifications issued in accordance with this Contract, must be sent by certified mail, fax, telex or be delivered at the addresses indicated herein below, and shall be considered received at the respective address, on the date shown in the mail received or on the date on which the telex or fax are sent:
COMMERCIAL NOTIFICATIONS
THE BUYER
ECOPETROL S.A.
PLANNING AND SUPPLY MANAGEMENT

Carrera 7 No. 37-69, Piso 5, Bogotá, D.C.
Telephones: (57 + 1) 2 344606
Fax: (57 + 1) 2 344869
THE SELLER
ARGOSY ENERGY INTERNATIONAL
General Management
Diagonal 108 No. 7-54, Bogotá D.C.
Telephones: (57 + 1) 619 2095
Fax: (57 + 1) 619 2098
INVOICING NOTIFICATIONS
THE BUYER
ECOPETROL S.A.
Barrancabermeja Complex Management
Attn: Ludy Cristancho
Barrancabermeja, Santander
Telephones: (57 + 7) 620 8958
Fax: (57 + 7) 20 9077
E-mail: ludy.cristancho@ecopetrolS.A.com.co
THE SELLER
ARGOSY ENERGY INTERNATIONAL
Financial Management
Diagonal 108 No. 7-54, Bogotá D.C.
Telephones: (57 + 1) 619 2095 Ext. 212
Fax: (57 + 1) 619 2098
E-mail ecruzya@argosy.com.co
CLAUSE EIGHTEEN. — TAXES AND EXPENSES. Each one of the Parties to this purchase – sale agreement declares that it knows and accepts the taxes and / or withholdings applicable in accordance with the current law. The stamp tax shall be paid in equal parts by the SELLER and ECOPETROL S.A. For purposes of the stamp tax, the value of this purchase – sale agreement is considered undetermined. The final value shall be that resulting from applying the unit prices agreed in Clause Fifth of this document, based on the production volume from the fields delivered by the SELLER and accepted by the BUYER. The Value Added Tax, VAT, shall be invoiced by the SELLER in accordance with that provided for by the government on the date of invoicing. Similarly, the SELLER declares to know and accepts all other withholdings that are applicable by virtue of the entering into and the completion of this transaction.
Payment of all national, departmental and municipal taxes, liens, rates, contributions, installments or similar, which are caused by or may be derived from this contract, including, but without limitation, those incurred due to the entering into, legalization, performance and termination and liquidation of this Contract, or that arise after the date of execution of this Contract, shall be chargeable to the passive subject on the respective tax, who must pay it in accordance with the laws and regulations in force, except for that set forth for the stamp tax.
PARAGRAPH: For purposes of paying the stamp tax, each Party is liable for 50% of the caused tax payment, and consequently ECOPETROL S.A. shall retain from the Seller in each invoice 100% of the tax in question, which is to be paid by ECOPETROL S.A. directly to the tax authorities.
CLAUSE NINETEEN. — PUBLICATION. The publication of this contract in the Only Public Procurement Journal shall be the responsibility of the SELLER and it shall be a requirement for performance of the Contract. Once the respective receipt of payment of this duty is submitted, ECOPETROL S.A. shall send to the National Printing Office of Colombia the original of the Only Publication Statement, within ten (10) days following said delivery.
CLAUSE TWENTY. — PERFECTIONING. This Contract shall be perfectioned after its execution and with the respective budget registration.
For purposes of performance, it is a requirement to accredit payment of publication in the Only Public Procurement Journal and the Certificate of Procedure of Calculation and Liquidation of the Invoices.
CLAUSE TWENTY-ONE. — CONTROVERSY SOLUTION. Direct Negotiation. In the event of any type of disagreement, any of the parties shall be compelled, in first instance, to request the other party the direct solution thereof. To such end, the Party considering that there is a disagreement shall notify it to the other Party within twenty (20) days following the occurrence or verification thereof, so that within ten (10) business days following the receipt of the notification, the Parties shall meet to settle the disagreement in question in an amicable manner, and within the twenty (20) business day term. Once this period has expired, without having reached an agreement, the conciliation mechanism shall be resorted to, which will be processed before the Center for Arbitration and / or at the Conciliation Center of the Bogotá D.C. Chamber of Commerce. In the event that the conciliation fails, that there is no conciliatory spirit or that only partial agreements are reached, the Parties must resort immediately to the controversy solution mechanisms mentioned in the following sections.
Controversies of a Legal Nature. The disagreements of a legal nature and, in general, the disagreements that are not considered of a technical or accounting nature, derived from or related to this Contract, which have not been settled in accordance with the procedures mentioned in the previous paragraph, shall be subject to the decision of an Arbitration Court made up of three (3) Colombian Lawyers. The Parties shall be committed to make their best effort to agree on the designation of the three (3) arbitrators, as the case may be, within a term not exceeding forty-five (45) business days as of the expiration of the term foreseen for the direct negotiation. Should the Parties not reach an agreement for designating all or any of the arbitrators, it is understood that the Parties delegate their appointment on the Center for Arbitration and Conciliation of the Bogotá D.C. Chamber of Commerce, out of their list, upon request of any of the Parties. The arbitrators shall decide in law; the Court shall convene at the

Center for Arbitration and Conciliation of the Bogotá D.C. Chamber of Commerce and it shall operate and function in accordance with the regulations of said Center, with the fees established by that Center and not on those provided for hereunder, pursuant to legal provisions.
In the event of discrepancies related to the nature of the controversy, it shall be considered legal.
Controversies of a Technical and / or Accounting Nature. Any difference of a technical and / or accounting nature arising between the Parties with respect to the interpretation, application or termination of this Contract, shall be subjected to the final decision of three (3) experts designated by the Parties upon mutual consent. If within thirty (30) days following the date in which the controversy has been stated in writing by one of the Parties there is no agreement regarding the designation of one or all the experts, they shall be appointed by the Board of Directors of the Colombian Engineers Society, SCI, which is domiciled in Bogotá D.C., upon request of any of the Parties. Any difference of an accounting nature arising between the Parties with respect to the interpretation and performance of the Contract, shall be subjected to the decision of three (3) experts designated by the Parties upon mutual consent, who must be Certified Public Accountants. If the Parties do not reach an agreement regarding the designation of any or all the experts, they should be appointed by the Central Board of Accountants of Bogotá D.C., upon request of any of the Parties.
The decision of the experts shall be final and must be issued in a term not to exceed ninety (90) days, counted as of the date of designation of the three experts. The Parties may agree in writing any extension to this term.
PARAGRAPH 1: The costs, fees and expenses associated with the necessary procedures to settle conflicts discussed in this Clause shall be paid by the Party or Parties as determined by the respective Arbitration Court or the Experts, as the case may be.
CLAUSE TWENTY-SECOND. — SPANISH LANGUAGE. This Contract shall be written in Spanish and it is the only way of obligation between the Parties. Any translation into another language shall be only for reference purposes of the Parties, and it shall not affect whatsoever the meaning or interpretation of the Spanish version.
CLAUSE TWENTY-THREE. — VALUE OF THE CONTRACT. The value of the Contract is undetermined.
CLAUSE TWENTY-FOUR. — CONFIDENTIALITY OF INFORMATION. For purposes of this Clause, the Party that reveals or makes public the information shall be referred to hereinafter as the Disclosing Party, and the Party receiving the information shall be referred to hereinafter as the Receiving Party. The Parties agree that any information of a technical, commercial, industrial or financial nature that is supplied, exchanged and / or prepared by the Parties in performance of this Contract, or that any of the Parties develops, receives or obtains with respect to this Contract (hereinafter “Confidential Information” or “Information”) shall be subject to strict reserve and confidentiality through the term of the Contract, and for the three (3) years following its date of termination.
For purposes of this Contract, the Confidential Information shall not be the information that: (i) is of public domain at the time of being disclosed or becomes of public knowledge, after it is revealed, by means other than acts or omissions of the Receiving Party; (ii) it is known by the Receiving Party before or at the time of being received or obtained under this Contract, without such knowledge being generated by the violation of a confidentiality obligation; (iii) it is developed by the Receiving Party independently or based on information or documentation received from a Third Party, without the latter constituting, in turn, the violation of a confidentiality obligation; (iv) it is received or obtained, in good faith, by the Receiving Party from a Third Party, without this constituting, in turn, the violation of a confidentiality obligation; (v) its disclosure and / or release was required by the Receiving Party for application of the current legislation, a firm administrative act, order from a judicial and / or competent government authority with jurisdiction on the Party or its affiliates, or for norms of any Stock Exchange where the shares of the Parties or related corporations are registered, as per the term and to the extent so required.
The Receiving Party may disclose the Confidential Information to its directors, officials, employees, agents, partners, representatives or associates, affiliates and subordinates (referred to, in general, as Representatives).
If it is requested or demanded by a judicial or administrative authority that the Receiving Party, by virtue of the Law, or judicial regulations or resolutions, discloses any part of the information, said Receiving Party may request cooperation from the Disclosing Party and, if convenient, it shall consult with it regarding the measures to be taken for maintaining confidentiality.
CLAUSE TWENTY-FIVE. — TERMINATION. The SELLER or ECOPETROL S.A. may terminate this purchase — sale agreement at any time, without being compelled to pay any indemnity for prejudice to the other party, provided such decision is notified in writing to the other Party, at least thirty (30) calendar days in advance, with respect to the effective date of contract termination.
In witness whereof, it is executed in Bogotá D.C., on the first (1st) day of the month of December of the year 2006, in two identical copies.

THE SELLER	ECOPETROL S.A.

/s/ EDGAR LOUIS DYES	/s/ CAMILO MARULANDA LOPEZ

EDGAR LOUIS DYES Legal Representative	CAMILO MARULANDA LOPEZ Vice-president of Supply and Marketing